UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021 (June 2, 2021)

TERRA PROPERTY TRUST, INC. (Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-56117 (Commission File Number)	81-0963486 (I.R.S. Employer Identification No.)

550 Fifth Avenue, 6th Floor New York, New York 10036 (Address of principal executive offices, including zip code)

(212) 753-5100 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company		☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☒

Item 1.01.	Entry into a Material Definitive Agreement.

On June 2, 2021, Terra Property Trust, Inc., a Maryland corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., on behalf of the underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Underwriters agreed to purchase from the Company $78.5 million aggregate principal amount of the Company’s 6.00% Notes due 2026 (the “Notes”). The Company expects to use the net proceeds from this offering to make investments in its targeted investments in accordance with its investment objectives and strategies and for general corporate purposes. The Company has granted the Underwriters an option to purchase up to an additional $11.5 million in aggregate principal amount of notes. The issuance and sale of the Notes is expected to occur on June 10, 2021, subject to customary closing conditions. The Notes are expected to be listed on the New York Stock Exchange under the symbol “TPTA” and to trade thereon within 30 days of the original issue date.

The Notes were registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s registration statement on Form S-11 (File No. 333-255321) (as the same may be amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the Notes are described in the Company’s final prospectus, as filed with the Commission on June 4, 2021, pursuant to Rule 424(b)(1) of the Securities Act, which relates to the offer and sale of the Notes.

The Company made certain customary representations, warranties and covenants concerning the Company and the Registration Statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The representations, warranties and covenants set forth in the Underwriting Agreement were made only for purposes of the Underwriting Agreement, and only as of the specified dates provided therein. The representations, warranties and covenants in the Underwriting Agreement were made solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Report”), and the information in the Underwriting Agreement is incorporated into this Item 1.01 by this reference. The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement incorporated by reference into this Report.

This Report does not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement, dated June 2, 2021, by and between the Company and Ladenburg Thalmann & Co. Inc., on behalf of the several Underwriters

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA PROPERTY TRUST, INC.

Date:	June 4, 2021	By:	/S/ Gregory M. Pinkus
Gregory M. Pinkus
Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary